[LETTERHEAD OF RODMAN & RENSHAW, LLC]

June 23, 2011

STRICTLY CONFIDENTIAL

Federico Pignatelli
Chairman and Chief Executive Officer
BIOLASE Technology, Inc.
4 Cromwell
Irvine, CA 92618

Dear Mr. Pignatelli:

Reference is made to that certain letter agreement (“Letter Agreement”), dated June 22, 2011, by and between BIOLASE Technology (the “Company”) and Rodman & Renshaw, LLC (“Rodman”) pursuant to which Rodman shall serve as the exclusive lead placement agent (the “Services”) for the Company, on a reasonable best efforts basis, in connection with the proposed offer and placement (the “Offering”) by the Company of securities of the Company (the “Securities”). The Company and Rodman hereby agree to amend the Letter Agreement by deleting Section A.2 in its entirety and any and all references to Rodman Warrants in the Letter Agreement shall be disregarded.

The Company represents that it is free to enter into this Agreement and the transactions contemplated hereby. This Agreement shall not be modified or amended except in writing signed by Rodman and the Company. This Agreement shall be binding upon and inure to the benefit of Rodman and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Rodman and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Notwithstanding any of the foregoing, all other provisions of the Letter Agreement and all rights and obligations thereunder between Rodman and the Company, shall remain the same as of the date of execution of the Letter Agreement.

In acknowledgment that the foregoing correctly sets forth the understanding reached by Rodman and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding agreement as of the date indicated above.

[signature page follows]

Very truly yours,

RODMAN & RENSHAW, LLC

By /s/ John Borer

John Borer

Head of Investment Banking

Accepted and Agreed:

BIOLASE TECHNOLOGY, INC

By /s/ Federico Pignatelli
Federico Pignatelli
Chief Executive Officer

[Signature page to BLTI Amendment to Letter Agreement]